MICROFIELD GROUP, INC.
                             SUBSCRIPTION AGREEMENT

         JMW Group, LLC (the "Subscriber") acknowledges receipt of an informational binder titled "An Investment Opportunity - Microfield Group and Christenson Power Services - March 2004" (the "Information Memorandum") concerning the offering by MICROFIELD GROUP, INC., an Oregon corporation (the "Company"), of shares of Series 4 Preferred Stock (each, a "Share" and collectively, "Shares") in the Company. Subscriber hereby offers to purchase 2,631.579 Shares at a purchase price of $380 per Share upon the terms and conditions set forth in this Subscription Agreement.

         1. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber represents, warrants and acknowledges to the Company as follows:

                  1.1 Subscriber has had an opportunity to fully review (a) the Information Memorandum dated March 2004, and all exhibits and documents referenced therein; (b) any and all public filings of the Company; and (c) the Seventh Restated Articles of Incorporation which outline the preferrences, voting, conversion, dividend and other rights associated with the Series 4 Preferred Shares.

                  1.2 Subscriber has had an opportunity to ask questions of and receive answers from authorized representatives of Microfield concerning the Company and the offering and to examine all documents and information which Subscriber has requested.

                  1.3 Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Information Memorandum or furnished by duly authorized representatives of the Company and that Subscriber has not relied on any other representations or information. In making its decision to purchase Shares, Subscriber has relied solely on the information contained in the Information Memorandum and as supplied by duly authorized representatives of the Company. Subscriber understands that this investment involves substantial financial and other risks.

                  1.4 The Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, and must be held indefinitely unless subsequently registered under the Act and applicable state securities laws, or unless exemptions from such registration are available. The Company is the only entity which may register the Shares, and it currently is not contemplating doing so. The Company has not made any representations, warranties or covenants regarding the registration of the Shares, or compliance with one or more exemptions under the Act or state securities laws. Subscriber is aware that Subscriber cannot assign or transfer any interest in the Shares except in compliance with applicable securities laws and the terms of the Operating Agreement.

                  1.5 Subscriber understands that an investment in the Company is extremely risky and Subscriber has read and understands the risk factors outlined in the Information Memorandum.

                  1.6 Subscriber has sufficient knowledge and experience in financial, and business matters to make an informed investment decision based upon the information set forth


1 - SUBSCRIPTION AGREEMENT
PDX/112816/141153/DLH/1398032.1
in the Information Memorandum and any additional information Subscriber may have requested and received from the Company.

                  1.7 Subscriber can bear the economic risk of loss of Subscriber's entire investment. Subscriber intends to purchase the Shares for Subscriber's own account and not, in whole or in part, for the account of any other person. Subscriber is purchasing the Shares for long-term investment and not with a view to resale or distribution.

                  1.8 The Company is relying upon the representations made by Subscriber in this Subscription Agreement.

                  1.9 No assurances have been made that any particular tax treatment will be afforded with respect to the purchase of the Shares, or that existing tax laws and regulations will not be modified in the future, any of which circumstances could result in denial to Subscriber of all or a portion of the tax benefits which may be currently available under existing tax laws and regulations.

                  1.10 Subscriber has had an opportunity to engage a representative to assist Subscriber in evaluating the offering. If engaged, the representative has had an opportunity to fully review the Information Memorandum, request additional information, and ask questions and receive answers concerning the offering.

         2. STATUS AS ACCREDITED SUBSCRIBER. Subscriber is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933 by reason of one of the following (please check all applicable items):

                  ___ Subscriber is an individual who has a personal net worth in excess of $1 million (this may include assets of Subscriber's spouse).

                  ___ Subscriber is an individual who had an income in excess of $200,000.00 per year for the prior two years (or $300,000.00 if income of Subscriber's spouse is included) and reasonably expects income of a similar amount for the current year.

                  _X_ Subscriber is a corporation or a partnership, not formed for the specific purpose of investing in the Company, with total assets in excess of $5,000,000.00.

                  _X_ Subscriber is a corporation, a partnership, or other entity (other than a trust) in which all of the equity owners are accredited investors (within one or more of the preceding categories).

                  ___ Subscriber is a trust, not formed for the specific purpose of investing in the Company, with total assets in excess of $5,000,000.00 and whose investment in the Company is directed by a sophisticated person (within the meaning of Section 230.506(b)(2)(ii) of Regulation D as promulgated by the United States Securities and Exchange Commission pursuant to powers granted by the Securities Act).







2 - SUBSCRIPTION AGREEMENT
PDX/112816/141153/DLH/1398032.1

         3. PAYMENT. Subscriber will pay the purchase price of one million dollars ($1,000,000) for 2,631.579 Shares by check or by wire transfer (to an account designated by Company) within 24 hours after execution of this Subscription Agreement.

         4. INDEMNIFICATION. Subscriber understands the meaning and legal consequences of the representations, warranties and acknowledgements set forth in this Agreement and that the Company has relied and will rely upon such representations, warranties and acknowledgements. Subscriber will indemnify and hold harmless the Company and each of its managers and members, and their respective officers, directors, controlling persons, agents and employees, from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof to which any such person may become subject, due to or arising out of a breach of any such representation, warranty or acknowledgements of Subscriber, together with all reasonable costs and expenses (including attorneys' fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against. Notwithstanding the foregoing, no representation or agreement made by Subscriber will in any manner be deemed to constitute a waiver if such representation, warranty, acknowledgment or agreement would be void or unenforceable under federal or state securities laws.

         5. SURVIVAL OF REPRESENTATIONS. The representations, warranties and acknowledgements of Subscriber in this Agreement, including the indemnifications set forth in Section 4, will survive the closing of the purchase of the Shares.

         6.       MISCELLANEOUS.

                  6.1 This Subscription Agreement will become binding upon Subscriber and the Company when accepted by an authorized representative of the Company.

                  6.2 Subscriber agrees not to transfer or assign this Agreement, and acknowledges that the transfer or assignment of the Shares is severally restricted under securities laws and the Company's Operating Agreement.

                  6.3 Subscriber cannot cancel, terminate or revoke this Agreement. This Agreement will survive the death or legal disability of the Subscriber and will be binding upon the Subscriber's heirs, executors, administrators, successors and assigns.

                  6.4 This Agreement constitutes the entire agreement between the parties hereto with respect to the Share and the offering and may be amended only by a writing executed by Subscriber and Company.

                  6.5 This Agreement will be interpreted in accordance with the laws of the State of Oregon. Venue for any litigation between Subscriber and the Company will be in the courts in Multnomah County, Oregon.

                  (Remainder of Page Intentionally Left Blank)






3 - SUBSCRIPTION AGREEMENT
PDX/112816/141153/DLH/1398032.1

                             MICROFIELD GROUP, INC.
                                 SIGNATURE PAGE
                                (FOR INDIVIDUALS)

         The Subscriber desiring to become a shareholder of Microfield Group, Inc. (the "COMPANY"), by executing this Signature Page, hereby executes, adopts and agrees to all the terms, conditions and representations set forth in the Subscriber's Subscription Agreement.

NUMBER OF SHARES SUBSCRIBED:  2,631.579

TOTAL PURCHASE PRICE:  $ 1,000,000.00 (at $380 per Share)

DATE:  April 20, 2004

IF PURCHASER IS AN INDIVIDUAL, SIGN BELOW:

--------------------------   -----------------------   ------------------------
Signature                    Print Name                Social Security Number

IF TWO INDIVIDUALS ARE PURCHASING JOINTLY, SIGN BELOW:

--------------------------   -----------------------   ------------------------
Signature                    Print Name                Social Security Number

--------------------------   -----------------------   ------------------------
Signature                    Print Name                Social Security Number



ACCEPTED ON THIS ____ DAY OF APRIL, 2004:

MICROFIELD GROUP, INC., an Oregon corporation

By: /s/ WILLIAM C. MCCORMICK
   -----------------------------------------------------------
    William C. McCormick, President





















4 - SUBSCRIPTION AGREEMENT
PDX/112816/141153/DLH/1398032.1

                             MICROFIELD GROUP, INC.
                                 SIGNATURE PAGE
                                 (FOR ENTITIES)

         The Subscriber, desiring to become a shareholder of Microfield Group, Inc. (the "Company"), by executing this Signature Page, hereby executes, adopts and agrees to all the terms, conditions and representations set forth in the Subscriber's Subscription Agreement.

NUMBER OF SHARES SUBSCRIBED:  2,631.579

TOTAL PURCHASE PRICE:  $ 1,000,000.00 (at $380 per Share)

DATE:  April  __, 2004

IF PURCHASER IS AN ENTITY, AN AUTHORIZED INDIVIDUAL SIGNS BELOW:

JMW Group, LLC             Limited liability company     02-0675908
------------------------   --------------------------    -----------------------
Print Name of Entity       Type of Entity                Tax Identification No.

                                                         CEO of JMW Capital
 /s/ ROBERT J. JESENIK     Robert J. Jesenik             Partners, Inc., Manager
------------------------   --------------------------    -----------------------
Signature                  Print Name                    Title or Capacity


------------------------   --------------------------    -----------------------
Signature                  Print Name                    Title or Capacity


------------------------   --------------------------    -----------------------
Signature                  Print Name                    Title or Capacity



ACCEPTED ON THIS ____ DAY OF APRIL, 2004:

MICROFIELD GROUP, INC., an Oregon corporation



By: /s/ WILLIAM C. MCCORMICK
   -----------------------------------------------------------
    William C. McCormick, President













5 - SUBSCRIPTION AGREEMENT
PDX/112816/141153/DLH/1398032.1

                        SHAREHOLDER INFORMATION PAGE FOR
                             MICROFIELD GROUP, INC.

Name of Shareholder:            JMW Group, LLC

If jointly with another person
indicate Joint Name:
                                ------------------------

Number of Shares:               2,631.579

Purchase Price                  $1,000,000.00

Address:                        1631 NW Thurman Street
                                ------------------------   ---------------------
                                Suite 400
                                ------------------------   ---------------------
                                Portland, OR 97209
                                ------------------------   ---------------------
                                (Mailing)                  (Residence)

Telephone No.:                  (503) 419-3500
                                ------------------------

Facsimile No.:                  (503) 419-3530
                                ------------------------

Email Address:                  bjesenik@jmwcapital.com

Tax ID No.:                     02-0675908

Name of Trustee:*
                                ------------------------

Name of Plan Sponsor:*
                                ------------------------



-------------------
* If applicable.

















6 - SUBSCRIPTION AGREEMENT
PDX/112816/141153/DLH/1398032.1